Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:   Amanda C. Fowler, 949-250-5070

Investor Contact:   David K. Erickson, 949-250-6826

STRONG SALES GROWTH DRIVES

EDWARDS LIFESCIENCES’ THIRD QUARTER RESULTS

•     U.S. Surgical Heart Valves Lift Company’s Sales Growth

•     Transcatheter Heart Valve Sales Double

•     $38.2 Million Net Pre-Tax Special Gain

IRVINE, Calif., October 21, 2009 — Edwards Lifesciences Corporation (NYSE: EW), a world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended September 30, 2009 of $73.5 million, or $1.25 per diluted share, compared to net income of $32.9 million, or $0.56 per diluted share, for the same period in 2008.  Excluding special items detailed in the reconciliation table below, third quarter 2009 net income was $41.8 million, or $0.71 per diluted share.  Third quarter diluted earnings per share increased 123.2 percent over last year.  Excluding special items, diluted earnings per share grew 26.8 percent.

Third quarter net sales increased 7.3 percent to $325.7 million.  Underlying(1) sales growth was 13.1 percent, which excludes a $3.4 million negative impact from foreign exchange and an $11.9 million reduction from divested products.

“We are pleased to report strong third quarter sales and earnings growth, led by Heart Valve Therapy,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.  “In addition, Critical Care sales growth stepped up during the quarter.”

“This quarter’s results were also highlighted by strong international transcatheter valve sales growth and the recent approval of 2010 reimbursement in Germany.  We also continued to make steady progress on U.S. approval and next generation systems.”

Sales Results

For the third quarter, the company reported Heart Valve Therapy sales of $174.1 million.  Excluding the impact of $2.1 million from foreign exchange, underlying growth of 19.2 percent over prior year was driven by new products.

STRONG SALES GROWTH DRIVES EDWARDS LIFESCIENCES’ THIRD QUARTER RESULTS

“In the U.S., surgical heart valve sales increased to double-digit growth, driven by our new Magna valves.  Additionally, transcatheter heart valve sales doubled in the quarter to $26.4 million and we now expect 2009 sales of approximately $110 million,” said Mussallem.

Critical Care sales were $114.2 million for the quarter.  Underlying growth of 8.4 percent over prior year excludes a $0.5 million reduction from foreign exchange, as well as the impact of the divested hemofiltration product line.

“Underlying growth increased substantially from a first half rate of 2.0 percent, driven by strong sales from our FloTrac and pressure monitoring products,” said Mussallem.

Cardiac Surgery Systems sales for the quarter were $22.3 million.  Excluding foreign exchange, underlying growth was 6.2 percent over prior year due to strong international sales, partially offset by a voluntary product recall.

Vascular sales were $15.1 million, a decline from $23.5 million in the same quarter last year due primarily to the divestiture of the LifeStent product line.

Domestic and international sales for the third quarter were $137.0 million and $188.7 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 69.8 percent compared to 65.4 percent in the same period last year.  This improvement was due primarily to product mix and, to a lesser extent, the favorable impact of foreign exchange.

Selling, general and administrative expenses were $126.1 million for the quarter, or 38.7 percent of sales, compared to $119.3 million in the prior year.  The increase was driven by higher sales and marketing expenses, primarily for the Edwards SAPIEN transcatheter heart valve program in Europe, partially offset by foreign exchange.

Research and development expenses (R&D) for the quarter were $44.7 million, or 13.7 percent of sales.  As a result of additional spending on transcatheter heart valve technology and glucose monitoring, R&D investments increased 27.4 percent compared to prior year.

During the quarter, Edwards recorded a number of special items that resulted in a net $38.2 million pre-tax gain.  The main components were a $43.6 million gain associated with the sale of the company’s hemofiltration product line, a $15.0 million gain from the achievement of the final LifeStent milestone, and a $15.0 million charge for

STRONG SALES GROWTH DRIVES EDWARDS LIFESCIENCES’ THIRD QUARTER RESULTS

a charitable contribution to The Edwards Lifesciences Fund.  All of the components of the net special gain are detailed in the reconciliation table below.

Free cash flow for the quarter was $74.4 million, calculated as cash from operating activities of $71.5 million, minus capital expenditures of $12.1 million, plus $15.0 million related to the charitable fund contribution.

Total debt at September 30, 2009 was $102.3 million.  Cash and cash equivalents were $287.6 million at the end of the quarter, resulting in net cash of $185.3 million.

During the quarter, the company repurchased 385,000 shares of common stock for $25.1 million.

Nine-Month Results

For the nine months ended September 30, 2009, the company recorded net income of $181.5 million, or $3.10 per diluted share, compared to $90.8 million, or $1.54 per diluted share for 2008.  Excluding special items detailed in the reconciliation table below, net income for the first nine months in 2009 was $129.2 million, or $2.20 per diluted share, compared to $105.1 million, or $1.78 per diluted share, for the same period last year.  For the nine months ended September 30, 2009, diluted earnings per share increased 101.3 percent over last year.  Excluding special items, diluted earnings per share grew 23.6 percent.

Net sales for the first nine months of 2009 increased 5.0 percent to $974.7 million.  Underlying sales growth was 11.4 percent, which excludes a $31.8 million negative impact from foreign exchange and $20.2 million reduction from discontinued products.

Domestic and international sales for the nine months were $415.4 million and $559.3 million, respectively.

During the first nine months, the company repurchased 1.3 million shares of common stock for $79.6 million.

2009 Outlook

“Based on strong year-to-date results, we are increasing our full year sales guidance to between $1.305 and $1.325 billion for 2009 and we continue to expect to meet or exceed all of our previously stated financial goals,” said Mussallem.

“Excluding special items, we estimate that fourth quarter 2009 diluted earnings per share will be between $0.82 and $0.86.  For full year 2009, excluding special items,

STRONG SALES GROWTH DRIVES EDWARDS LIFESCIENCES’ THIRD QUARTER RESULTS

we are increasing the mid-point of our guidance for diluted earnings per share and our new range is $3.02 to $3.06, representing an annual growth rate of 18 to 20 percent.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring, with more than five decades of experience in partnering with clinicians to develop life-saving innovations.  Headquartered in Irvine, Calif., Edwards treats advanced cardiovascular disease with its market-leading heart valve therapies, and critical care and vascular technologies, which are sold in approximately 100 countries.  The company’s global brands include Carpentier-Edwards, Cosgrove-Edwards, Edwards SAPIEN, FloTrac, Fogarty, PERIMOUNT Magna and Swan-Ganz.  Additional company information can be found at http://www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its third quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 334198.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” or other similar expressions and include, but are not limited to, the company’s financial goals or expectations for sales, gross profit margin improvement, net income, earnings per share and free cash flow; regulatory approval of new products in, and competitive dynamics associated with, the company’s heart valve therapy product line; the continued adoption and sales of the FloTrac system; the timing and progress of clinical studies relating to the company’s transcatheter valve technologies and the market opportunity for these products; and the impact of foreign exchange and special items on the company’s results.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the company’s transcatheter valve programs and the ability of the company to continue to lead in the development of this field; the company’s success in creating new market opportunities for its products and the timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug

STRONG SALES GROWTH DRIVES EDWARDS LIFESCIENCES’ THIRD QUARTER RESULTS

Administration and other regulatory agencies; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2008.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued and acquired product lines, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP (or “underlying”) basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards and Magna Ease are trademarks of Edwards Lifesciences Corporation. Edwards Lifesciences, the stylized E logo, Carpentier-Edwards, Cosgrove-Edwards, Edwards SAPIEN, FloTrac, Fogarty, Magna, PERIMOUNT Magna and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the United States Patent and Trademark Office.

# # #

(1) “Underlying” amounts are non-GAAP items and exclude discontinued and newly acquired products, foreign exchange fluctuations and other adjustments.  See the reconciliation table below.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2009	2008	2009	2008

Net sales	$325.7	$303.6	$974.7	$928.0
Cost of goods sold	98.5	104.9	297.4	320.8

Gross profit	227.2	198.7	677.3	607.2

Selling, general and administrative expenses	126.1	119.3	376.5	360.4
Research and development expenses	44.7	35.1	127.2	103.4
Special (gains) charges, net	(38.2)	—	(67.5)	9.3
Interest expense (income), net	0.6	(0.4)	0.9	0.4
Other (income) expense, net	(0.2)	1.1	(1.8)	3.3

Income before provision for income taxes	94.2	43.6	242.0	130.4

Provision for income taxes	20.7	10.7	60.5	39.6

Net income	$73.5	$32.9	$181.5	$90.8

Earnings per share:
Basic earnings per share	$1.30	$0.59	$3.23	$1.63
Diluted earnings per share	$1.25	$0.56	$3.10	$1.54

Weighted average common shares outstanding:
Basic	56.4	56.0	56.2	55.8
Diluted	58.7	59.0	58.6	60.1

Operating Statistics
As a percentage of net sales:
Gross profit	69.8%	65.4%	69.5%	65.4%
Selling, general and administrative expenses	38.7%	39.3%	38.6%	38.8%
Research and development expenses	13.7%	11.6%	13.1%	11.1%
Income before provision for income taxes	28.9%	14.4%	24.8%	14.1%
Net income	22.6%	10.8%	18.6%	9.8%

Effective tax rate	22.0%	24.5%	25.0%	30.4%

Computation of Diluted Earnings per Share
Net income	$73.5	$32.9	$181.5	$90.8
Adjustment for convertible debt interest expense	—	—	—	1.7
Adjusted net income	$73.5	$32.9	$181.5	$92.5

Weighted-average common shares outstanding used to calculate diluted earnings per share excluding convertible debt	58.7	59.0	58.6	58.5
Weighted-average common shares outstanding for the convertible debt	—	—	—	1.6
Weighted-average common shares outstanding used to calculate diluted earnings per share including the convertible debt	58.7	59.0	58.6	60.1

Diluted earnings per share including the convertible debt	$1.25	$0.56	$3.10	$1.54

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	September 30,	December 31,
	2009	2008
ASSETS

Current assets
Cash and cash equivalents	$287.6	$218.7
Short-term investments	1.9	8.1
Accounts and other receivables, net (1)	280.5	204.7
Inventories, net	168.7	151.8
Deferred income taxes	44.7	42.4
Prepaid expenses	40.7	30.7
Other current assets	38.9	35.5
Total current assets	863.0	691.9

Property, plant and equipment, net	240.7	230.1
Goodwill	315.2	315.7
Other intangible assets, net	91.0	96.9
Investments in unconsolidated affiliates	24.8	14.7
Deferred income taxes	39.6	37.7
Other assets	13.7	13.2

Total assets	$1,588.0	$1,400.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$282.1	$258.5
Long-term debt	102.3	175.5
Other long-term liabilities	113.1	87.4

Stockholders’ equity
Common stock	75.4	73.7
Additional contributed capital	1,019.5	940.4
Retained earnings	858.4	676.9
Accumulated other comprehensive loss	(6.4)	(35.4)
Common stock in treasury, at cost	(856.4)	(776.8)
Total stockholders’ equity	1,090.5	878.8

Total liabilities and stockholders’ equity	$1,588.0	$1,400.2

(1)  The Company terminated its securitization program in Japan in February 2009.  As a result, “Accounts and other receivables, net” increased $45.7 million.

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items such as special charges and gains, results of discontinued products, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided only on a non-GAAP (or “underlying”) basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Gross profit - In the fourth quarter of 2008, the Company increased by $4.7 million its non-GAAP gross profit to exclude the impact of its voluntary retrieval of certain ring repair products pending clearance of its 510k application submission from the Food and Drug Administration. Upon the return of most of these ring repair products to customers in the second quarter of 2009, the Company excluded the $4.1 million impact from its non-GAAP gross profit. Given the magnitude and unusual nature of this adjustment relative to the operating results for the period presented, the financial impact of the retrieval has been excluded from non-GAAP net income.

Special (gains) charges, net - The Company incurred certain special charges and gains in 2009 and 2008 related to the following:

1)              Milestone receipt and net (gain) loss on sale of assets:  $43.6 million gain in the third quarter of 2009 and $1.5 million charge in the second quarter of 2009 related to the sale of the hemofiltration product line; $15.0 million gain in the third quarter of 2009 and $27.0 million gain in the first quarter of 2009 for achieving milestones associated with the sale of the LifeStent product line; $8.1 million net loss on the sale of the LifeStent product line in the first quarter of 2008;

2)              Charitable fund contribution:  $15.0 million charge in the third quarter of 2009 for a charitable contribution to The Edwards Lifesciences Fund;

3)              Litigation reserves:  $3.8 million charge in the third quarter of 2009 for a litigation reserve; $2.1 million charge for a litigation settlement in the first quarter of 2008;

4)              Investment impairment:  $1.6 million charge in the third quarter of 2009 related to the impairment of an investment in an unconsolidated affiliate;

5)              Sale of distribution rights:  $2.8 million gain in the first quarter of 2009 related to the sale of distribution rights in Europe of a specialty vascular graft;

6)              Reserve reversal:  $1.0 million gain in the first quarter of 2009 resulting from completion of the Lifepath AAA clinical obligations;

7)              Realignment expenses, net:  $1.3 million charge for executive severance in the first quarter of 2008 associated with the Company’s business realignment, offset by a $1.4 million gain in the first quarter of 2008 from the reversal of previously accrued severance costs from the fourth quarter of 2007 related to the sale of the LifeStent product line; $0.8 million gain in the second quarter of 2008 from the reversal of previously accrued severance costs in the fourth quarter of 2007 related to the global reduction in workforce.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Results of Discontinued and Other Products – The Company has discontinued certain products during the periods presented.  As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2009	2008	2009	2008

GAAP net income	$73.5	$32.9	$181.5	$90.8

Reconciling items:

Gross profit
Sale of ring repair products	—	—	(4.1)	—

Special (gains) charges, net
1) Milestone receipt and net (gain) loss on sale of assets	(58.6)	—	(84.1)	8.1
2) Charitable fund contribution	15.0	—	15.0	—
3) Litigation reserves	3.8	—	3.8	2.1
4) Investment impairment	1.6	—	1.6	—
5) Sale of distribution rights	—	—	(2.8)	—
6) Reserve reversal	—	—	(1.0)	—
7) Realignment expenses, net	—	—	—	(0.9)
Total special (gains) charges, net	(38.2)	—	(67.5)	9.3

Provision for income taxes
Tax effect on non-GAAP adjustments (A)	6.5	—	19.3	5.0
Total provision for income taxes, net	6.5	—	19.3	5.0

Non-GAAP net income	$41.8	$32.9	$129.2	$105.1

Non-GAAP earnings per share:
Basic non-GAAP earnings per share	$0.74	$0.59	$2.30	$1.88
Diluted non-GAAP earnings per share (B)	$0.71	$0.56	$2.20	$1.78

Non-GAAP weighted average shares outstanding:
Basic	56.4	56.0	56.2	55.8
Diluted	58.7	59.0	58.6	60.1

Notes 1 - 7: See description of “Special (gains) charges, net” on the previous page.

(A)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(B)  Diluted non-GAAP earnings per share for 2008 was calculated by adding back to net income $1.7 million for the nine month period in interest expense related to previous convertible debt, then dividing by the weighted-average diluted shares outstanding.  The convertible debt was redeemed in June 2008.

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

					2009 Adjusted		2008 Adjusted
Sales by Product Line (QTD)	3Q 2009	3Q 2008	Change	GAAP Growth Rate	Discontinued/ Other Product Line Impact	3Q 2009 Underlying Sales	Discontinued/ Other Product Line Impact	FX Impact	3Q 2008 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$174.1	$148.4	$25.7	17.3%	$—	$174.1	$(0.2)	$(2.1)	$146.1	19.2%
Critical Care	114.2	110.3	3.9	3.5%	—	114.2	(4.3)	(0.5)	105.5	8.4%
Cardiac Surgery Systems	22.3	21.4	0.9	4.2%	—	22.3	—	(0.4)	21.0	6.2%
Vascular	15.1	23.5	(8.4)	(35.7)%	(1.9)	13.2	(9.3)	(0.4)	13.8	(4.9)%
Total Sales	$325.7	$303.6	$22.1	7.3%	$(1.9)	$323.8	$(13.8)	$(3.4)	$286.4	13.1%

					2009 Adjusted		2008 Adjusted
Sales by Product Line (YTD)	YTD 3Q 2009	YTD 3Q 2008	Change	GAAP Growth Rate	Discontinued/ Other Product Line Impact	YTD 2009 Underlying Sales	Discontinued/ Other Product Line Impact	FX Impact	YTD 2008 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$526.6	$457.7	$68.9	15.1%	$(4.2)	$522.4	$(0.2)	$(17.4)	$440.1	18.7%
Critical Care	331.7	333.6	(1.9)	(0.6)%	—	331.7	(4.9)	(10.0)	318.7	4.1%
Cardiac Surgery Systems	68.9	66.3	2.6	3.9%	(0.1)	68.8	(0.2)	(2.3)	63.8	7.8%
Vascular	47.5	70.4	(22.9)	(32.5)%	(7.8)	39.7	(27.0)	(2.1)	41.3	(4.4)%
Total Sales	$974.7	$928.0	$46.7	5.0%	$(12.1)	$962.6	$(32.3)	$(31.8)	$863.9	11.4%

Sales by Region (QTD)	3Q 2009	3Q 2008	Change	GAAP Growth Rate
United States	$137.0	$135.6	$1.4	1.0%
Europe	97.0	89.6	7.4	8.3%
Japan	52.6	42.4	10.2	24.1%
Rest of World	39.1	36.0	3.1	8.6%
International	188.7	168.0	20.7	12.3%
Total	$325.7	$303.6	$22.1	7.3%

Sales by Region (YTD)	YTD 3Q 2009	YTD 3Q 2008	Change	GAAP Growth Rate
United States	$415.4	$410.8	$4.6	1.1%
Europe	298.4	286.5	11.9	4.2%
Japan	154.4	125.7	28.7	22.8%
Rest of World	106.5	105.0	1.5	1.4%
International	559.3	517.2	42.1	8.1%
Total	$974.7	$928.0	$46.7	5.0%

* Numbers may not calculate due to rounding.